Exhibit 99.1

Graphite Bio Reports Recent Business Progress and Fourth Quarter and Fiscal Year 2022 Financial Results

SOUTH SAN FRANCISCO, Calif., March 20, 2023 – Graphite Bio, Inc. (Nasdaq: GRPH) today reported recent business progress and fourth quarter and fiscal year 2022 financial results.

“As announced last month, Graphite Bio has initiated a process to evaluate strategic alternatives that may result in changes to our business strategy,” said CEO Josh Lehrer, M.D., M.Phil. “We are working expeditiously to complete this strategic review and look forward to providing an update in the future when appropriate.”

Recent Business Updates

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In February 2023, Graphite Bio announced its decision to discontinue development of nulabeglogene autogedtemcel (nula-cel) for sickle cell disease and initiate a process to explore strategic alternatives. As a result of this decision, the company announced a corporate restructuring to preserve capital while it conducts the strategic review. The company also disclosed its intention to continue research activities associated with its early-stage non-genotoxic conditioning program, with the goal of advancing toward one or more potential development candidates.
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In January 2023, the company announced a voluntary pause of the Phase 1/2 CEDAR study of nula-cel. The company made this decision due to a serious adverse event of prolonged low blood cell counts (pancytopenia) in the first patient dosed with nula-cel, and the company’s conclusion that the event is likely related to study treatment.

Fourth Quarter 2022 Financial Highlights

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Cash Position: As of December 31, 2022, cash, cash equivalents and investments in marketable securities totaled $283.6 million.
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R&D Expenses: Research and development expenses were $18.5 million for the fourth quarter of 2022, which includes $1.4 million in stock-based compensation expense.
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G&A Expenses: General and administrative expenses were $8.3 million for the fourth quarter of 2022, which includes $2.2 million in stock-based compensation expense.
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Net Loss: Net loss was $24.6 million, or $0.44 per basic and diluted share, for the fourth quarter of 2022.

Fiscal Year 2022 Financial Highlights

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R&D Expenses: Research and development expenses were $72.8 million for fiscal year 2022, which includes $5.3 million in stock-based compensation expense.
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G&A Expenses: General and administrative expenses were $32.9 million for fiscal year 2022, which includes $8.2 million in stock-based compensation expense.
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Net Loss: Net loss was $101.1 million, or $1.84 per basic and diluted share, for fiscal year 2022.

About nulabeglogene autogedtemcel (nula-cel)

Nula-cel, formerly GPH101, is an investigational next-generation gene editing autologous hematopoietic stem cell (HSC) therapy designed to directly correct the genetic mutation that causes sickle cell disease (SCD). A serious, life-threatening inherited blood disorder, SCD affects approximately 100,000 people in the United States and millions of people around the world, making it the most prevalent monogenic blood disease worldwide. Nula-cel is the first investigational therapy to use a highly differentiated gene correction approach that seeks to efficiently and precisely correct the mutation in the beta-globin gene to decrease sickle hemoglobin (HbS) production and restore adult hemoglobin (HbA) expression, thereby potentially curing SCD. The U.S. Food and Drug Administration (FDA) granted Fast Track and Orphan Drug designations to nula-cel for the treatment of SCD.

About Graphite Bio

Graphite Bio is a clinical-stage, next-generation gene editing company harnessing high efficiency targeted gene integration to develop a new class of therapies to potentially cure a wide range of serious and life-threatening diseases. The company’s precision gene editing approach aims to enable a variety of applications to transform human health through its potential to achieve one of medicine’s most elusive goals: to precisely “find & replace” any gene in the genome. Graphite Bio’s platform is designed to precisely correct mutations, replace entire disease-causing genes with normal genes or insert new genes into predetermined, safe locations. Additionally, the company is advancing the development of novel conditioning regimens to help bring curative therapies to more patients.

Graphite Bio was founded by academic pioneers in the fields of gene editing and gene therapy, including Maria Grazia Roncarolo, M.D., and Matthew Porteus, M.D., Ph.D. Learn more by visiting www.graphitebio.com and following the company on LinkedIn and Twitter.

Forward-Looking Statements (Legal to update)

Statements we make in this press release may include statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact, including statements regarding our plans to explore strategic alternatives, our ability to complete a transaction on acceptable terms, or at all, in connection with our pursuit of strategic alternatives, our plans to continue research activities associated with our early-stage non-genotoxic conditioning program, our ability to advance this program toward potential candidate(s), our implementation of our corporate restructuring and workforce reduction and the timing and scope of these events, and our anticipated cash runway, may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

Any forward-looking statements in this press release are based on Graphite Bio’s current views about our plans, intentions, expectations, strategies and prospects only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including risks associated with volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms; whether our efforts to advance our non-genotoxic conditioning program will be successful; and whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These risks concerning Graphite Bio’s programs and operations are described in additional detail in our periodic filings with the SEC, including our most recently filed periodic report, and subsequent filings thereafter. Graphite Bio explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

GRAPHITE BIO, INC.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating expenses*:
Research and development	$18,462	$11,205	$72,787	$37,932
General and administrative	8,289	7,736	32,852	22,511
Total operating expenses	26,751	18,941	105,639	60,443
Loss from operations	(26,751)	(18,941)	(105,639)	(60,443)
Other income (expense), net:
Interest income, net	2,152	10	4,587	24
Change in fair value of the Series A redeemable convertible preferred stock tranche liability	—	—	—	(10,341)
Total other income (expense), net	2,152	10	4,587	(10,317)
Net loss	$(24,599)	$(18,931)	$(101,052)	$(70,760)
Unrealized gain (loss) on investments	548	—	(1,048)	—
Comprehensive loss	$(24,051)	$(18,931)	$(102,100)	$(70,760)
Net loss per share attributable to common stockholders—basic and diluted	$(0.44)	$(0.35)	$(1.84)	$(2.45)
Weighted-average shares used in computing net loss per share—basic and diluted	55,721,704	53,429,766	54,873,675	28,919,255

* Includes stock-based compensation as follows:
Research and development	$1,436	$1,051	$5,317	$2,685
General and administrative	2,186	1,396	8,217	5,186
	$3,622	$2,447	$13,534	$7,871

GRAPHITE BIO, INC.
Condensed Balance Sheets
(in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$47,730	$376,976
Investments in marketable securities, current	220,499	—
Prepaid expenses and other current assets	7,136	4,760
Total current assets	275,365	381,736
Restricted cash	1,716	1,716
Investments in marketable securities, non-current	15,322	—
Property and equipment, net	22,630	6,507
Operating lease right-of-use assets	5,580	11,574
Other assets	1,289	454
Total assets	$321,902	$401,987
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,608	$2,453
Accrued compensation	3,799	2,689
Accrued research costs	720	633
Accrued expenses and other current liabilities	1,871	886
Operating lease liabilities, current	4,045	5,482
Total current liabilities	13,043	12,143
Operating lease liabilities, non-current	1,749	5,794
Other long- term liabilities	10,819
Total liabilities	25,611	17,937
Stockholders’ equity:
Common stock	1	1
Additional paid-in-capital	539,741	525,400
Accumulated other comprehensive loss	(1,048)	—
Accumulated deficit	(242,403)	(141,351)
Total stockholders’ equity	296,291	384,050
Total liabilities and stockholders’ equity	$321,902	$401,987

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Investors and Media:

Stephanie Yao

VP, Communications and Investor Relations

650-502-2931

syao@graphitebio.com